SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2015

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L.P.)	1-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 17, 2015, Regency Centers, L.P. (“RCLP”) and Regency Centers Corporation, the general partner of RCLP (“Regency”), entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) with U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”) pursuant to a $250 million Note Offering of 3.90% Notes due 2025 (the “Notes”) priced at 99.264%. The Notes are guaranteed as to the payment of principal and interest by Regency. The offering of the Notes closed on August 17, 2015.

The Notes were issued pursuant to the terms of an Indenture dated as of December 5, 2001, as supplemented by a First Supplemental Indenture dated as of June 5, 2007, a Second Supplemental Indenture dated as of June 2, 2010 and the Third Supplemental Indenture dated as of August 17, 2015 among RCLP, Regency, as guarantor, and the Trustee.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Form of Third Supplemental Indenture dated as of August 17, 2015 to the Indenture dated as of December 5, 2001 among RCLP, Regency, as guarantor, and U.S. Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

August 17, 2015	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

August 17, 2015	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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